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                                                            As of March 27, 2000


                            INDEMNIFICATION AGREEMENT
                            -------------------------


PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, N.Y.  10292

Dear Sirs:

          In connection with that certain Financial Advisory Services Agreement, dated of even date herewith (the "Advisory Agreement") between Prudential Securities Incorporated ("Prudential Securities") and meVC Draper Fisher Jurvetson Fund I, Inc. (the "Company"), the Company hereby agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of
1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of Prudential Securities and counsel to an Indemnified Person) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent in conformity with the Company's instructions or (B) are otherwise related to or arise out of Prudential Securities' engagement as set forth in the Advisory Agreement, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses, including those incurred by Prudential Securities and counsel to an Indemnified Person, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Prudential Securities acting pursuant to paragraph 2 of the Advisory Agreement, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses pursuant to the preceding sentence which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith, gross negligence or willful misconduct. The Company also agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such Advisory Agreement except for any such liability for claims, liabilities, losses, damages or expenses incurred by the Company which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith, gross negligence or willful misconduct. The Company further agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Prudential Securities or any Indemnified Person is an actual or potential party to such claim,

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action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Prudential Securities and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

          In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B), the reasons specified in the second sentence of the first paragraph thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities, on the other hand, in connection with the transactions contemplated by the Advisory Agreement, subject to the limitation that in any event Prudential Securities' aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the Advisory Agreement.

          The foregoing right to indemnity and contribution shall be in addition to any rights that Prudential Securities and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the Advisory Agreement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement (the "Indemnification Agreement") is brought against Prudential Securities or any other Indemnified Person. The Company hereby designates and appoints CT Corporation System, 1633 Broadway, New York, New York as its agent to receive on its behalf service of all process in any action, suit or proceeding on such claim in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. The Company hereby irrevocably waives and agrees not to assert, in any action or proceeding with respect to this Indemnification Agreement, any claim that (a) it is not personally subject to the jurisdiction of the aforesaid courts, (b) it or its property is exempt or immune from jurisdiction of any such court or from any legal process, (c) the action or proceeding is brought in an inconvenient forum or (d) the venue of the action or proceeding is improper.

          EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS INDEMNIFICATION AGREEMENT.

          It is understood that, in connection with Prudential Securities' engagement pursuant to the Advisory Agreement, Prudential Securities may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This Indemnification Agreement shall apply only to the engagement set forth in Advisory Agreement


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and any modification thereto and shall remain in full force and effect following the completion or termination of said engagement.

          The benefits of this Indemnification Agreement shall inure to the respective successors and permitted assigns of the parties hereto and of the Indemnified Persons hereunder and their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Indemnification Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Indemnification Agreement may not be assigned without the prior written consent of the nonassigning party.

          This Indemnification Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company further understands that if a public offering of the Company's Common Shares occurs and Prudential Securities participates therein, the underwriting agreement relating thereto will provide for indemnification and contribution as described in that agreement and this Indemnification Agreement
(a) insofar as it relates to Prudential Securities' engagement set forth in the Advisory Agreement and any modification thereto, shall survive and (b) insofar as it relates to such public offering, shall be superseded by the provisions of such underwriting agreement.


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                                        Very truly yours,

                                        MEVC DRAPER FISHER JURVETSON
                                             FUND I, INC.


                                        By:
                                            ------------------------------------
                                            Name
                                            Title:



AGREED AND ACCEPTED:

PRUDENTIAL SECURITIES INCORPORATED


By:
    ------------------------------------
    Name
    Title:


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